Exhibit (d)(3)

                    NONQUALIFIED STOCK OPTION AGREEMENT


          THIS AGREEMENT, made as of the ____ day of ________, ____ (the "Grant Date"), between Aldila, Inc., a Delaware corporation (the
"Company"), and _________________ (the "Optionee"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Aldila, Inc. 1994 Stock Incentive Plan (the "Plan").

          WHEREAS, the Company has adopted the Plan in order to provide additional incentives to certain directors, officers and employees of the Company and its Subsidiaries; and

          WHEREAS, the Committee responsible for administration of the Plan has determined to grant an option to the Optionee as provided herein;

          NOW, THEREFORE, the parties hereto agree as follows:

     1.   Grant of Option.
          ---------------

          1.1 The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of ______ whole Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement.

          1.2 The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

          1.3 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

     2.   Purchase Price.
          --------------

          The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be $_____ per Share.



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     3.   Duration of Option.
          ------------------

          The Option shall be exercisable to the extent and in the manner provided herein until ___________ (the "Exercise Term"); provided, however, that the Option may be earlier terminated as provided in Section 6 hereof.

     4.   Exercisability of Option.
          ------------------------

          Unless otherwise provided in this Agreement or the Plan, the Option shall entitle the Optionee to purchase, in whole at any time or in part from time to time one third of the total number of Shares covered by the Option on or after _____________, and an additional one third of the number of Shares covered by the Option on or after each of _____________ and _____________, and each such right of purchase shall be cumulative and shall continue, unless sooner exercised or terminated as herein provided, during the remaining period of the Exercise Term. Any fractional number of Shares resulting from the application of the foregoing percentages shall be rounded to the next higher whole number of Shares.

     5.   Manner of Exercise and Payment.
          ------------------------------

          5.1 Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice to the Secretary of the Company, at its principal executive office. Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

          5.2 The notice of exercise described in Section 5.1 hereof shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised, in cash, by check or by transferring Shares to the Company having a Fair Market Value on the day preceding the date of exercise equal to the cash amount for which such Shares are substituted.



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          5.3 Upon receipt of notice of exercise and full payment for the
Shares in respect of which the Option is being exercised, the Company shall, subject to the terms and conditions of the Plan, take such action as may be necessary to effect the transfer to the Optionee of the number of Shares as to which such exercise was effective.

          5.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.

     6.   Termination of Employment.
          -------------------------

          6.1 Death, Disability, Retirement or Change in Control. If the employment (or service as a director) of the Optionee is terminated as a result of his death, Disability, Retirement, or within two (2) years following a Change in Control, the Option shall continue to be exercisable in whole or in part (to the extent exercisable on the date of the Optionee's termination of employment (or service as a director)) at any time within one (1) year after the date of such termination of employment (or service as a director), but in no event after the expiration of the Exercise Term. In the event of the Optionee's death, the Option shall be exercisable, to the extent provided in the Plan and this Agreement, by the legatee or legatees under his will, or by his personal representatives or distributees and such person or persons shall be substituted for the Optionee each time the Optionee is referred to herein.

          6.2 Other Termination of Employment. If the employment (or service as a director) of the Optionee is terminated for any reason other than the reasons set forth in Section 6.1 hereof (including the Optionee's ceasing to be employed by a Subsidiary or Division as a result of the sale of such Subsidiary or Division or an interest in such Subsidiary or Division), the Option shall terminate on the earlier of the expiration of the Exercise Term and the 30th day following the date of the Optionee's termination of employment (or service as a director), whether or not exercisable.



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     7.   Effect of Change in Control.
          ---------------------------

          Notwithstanding anything contained in this Agreement to the contrary (other than the last sentence of this Section 7), in the event of a Change in Control, (A) the Option shall become immediately and fully exercisable and (B) upon termination of the Optionee's employment (or service as a director) with the Company following a Change in Control, the Option shall remain exercisable until the later of (x) one year after termination and (y) sixty (60) days following the expiration of the Pooling Period (in the event the Change of Control constitutes a Pooling Transaction), but in no event beyond the stated term of the Option. In addition, the Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, the Option or portion of the Option, to the extent not yet exercised, and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of (A) the greater of (x) the Fair Market Value, on the date preceding the date of the surrender, of the Shares subject to the Option or portion of the Option surrendered or (y) the Adjusted Fair Market Value of the Shares subject to the Option or the portion of the Option surrendered, over
(B) the aggregate purchase price for such Shares under the Option; provided, however, if the Option was granted within six (6) months prior to the Change in Control and the Optionee may be subject to liability under
Section 16(b) of the Exchange Act, the Optionee shall be entitled to surrender the Option for cancellation during the sixty (60) day period commencing upon the expiration of six (6) months from the Grant Date. In the case of a Change in Control which also constitutes a Pooling Transaction, the Board may take such actions which it determines after consultation with its advisors that are reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including, but not limited to, providing that (i) the Option shall not become immediately and fully exercisable on the date of the Change in Control but rather shall become immediately and fully exercisable on the date following the last day of the Pooling Period (whether or not the Optionee is then an employee of the Company), (ii) the Optionee shall only have the right to surrender the Option (or any portion of the Option) for cancellation in return for the payment specified above in this Section 7 for a period of sixty (60) days commencing on the date following the last day of the Pooling Period, but in no event beyond the stated term of the Option, and/or (iii) the payment specified above in this Section 7 shall be paid in the form of cash, Shares or securities of a successor of the Company, or a combination of the foregoing.

     8.   Nontransferability.
          ------------------

          The Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.

     9.   No Right to Continued Employment.
          --------------------------------

          Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

     10.  Adjustments.
          -----------

          In the event of a Change in Capitalization, the Committee may make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Option and the purchase price for such Shares or other stock or securities. The Committee's adjustment shall be made in accordance with the provisions of Section 12 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

     11.  Effect of a Merger Consolidation or Liquidation.
          -----------------------------------------------

          Subject to Section 7 hereof, upon the effective date of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Option shall continue in effect in accordance with its terms and the Optionee shall be entitled to receive in respect of all Shares subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of Shares was entitled to receive in the Transaction.

     12.  Withholding of Taxes.
          --------------------

          The Company shall have the right to deduct from any distribution of cash to the Optionee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to the Option. If the Optionee is entitled to receive Shares upon exercise of the Option, the Optionee shall pay the Withholding Taxes to the Company in cash prior to the issuance of such Shares. In satisfaction of the Withholding Taxes, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option, having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that if the Optionee may be subject to liability under Section 16(b) of the Exchange Act either (i)
(A) the Tax Election is made at least six (6) months prior to the date the Option is exercised and (B) the Tax Election is irrevocable with respect to the exercise of all Options which are exercised prior to the expiration of six (6) months following a revocation of the Tax Election or (ii) (A) the Optionee makes the Tax Election at least six (6) months after the Grant Date, (B) the Option is exercised during the ten-day period beginning on the third business day and ending on the tenth business day following the release for publication of the Company's quarterly or annual statement of sales and earnings (a "Window Period") and (C) the Tax Election is made during the Window Period in which the Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period.

     13.  Optionee Bound by the Plan.
          --------------------------

          The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

     14.  Modification of Agreement.
          -------------------------

          This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

     15.  Severability.
          ------------

          Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

     16.  Governing Law.
          -------------

          The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.



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     17.  Successors in Interest.
          ----------------------

          This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

     18.  Resolution of Disputes.
          ----------------------

          Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee in good faith. Any determination made hereunder shall be final, binding and conclusive on the Optionee and Company for all purposes.

                                       ALDILA, INC.



Attest:
                                       By:
                                          -------------------------------------

----------------------------------
  Secretary


                                        ---------------------------------------
                                        Optionee: